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                                                               Exhibit 23.2


                    CONSENT OF MCCARTER & ENGLISH L.L.P.
                    ------------------------------------



Ladies and Gentlemen:

We consent to the reference to our firm contained under the caption "Contingencies" in the Annual Report on Form 10-K of Owens-Illinois, Inc. for the year ended December 31, 1997 being incorporated by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Fifth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, Fourth Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, and Owens-Illinois de Puerto Rico Long-Term Savings Plan.



                                       Very truly yours,



                                       /s/ McCarter & English L.L.P.



Newark, New Jersey
November 16, 1998